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[SUN MICROSYSTEMS LOGO]
                               CHANNEL AGREEMENT

                                                Sun Channel Agreement #
                                                                       ---------

                             SUN CHANNEL AGREEMENT
                                 MASTER TERMS

THIS SUN MICROSYSTEMS, INC. CHANNEL AGREEMENT MASTER TERMS ("Master Terms"), is made as of the 1st day of February, 2000 ("Effective Date") between Sun Microsystems, Inc., with its address at 901 San Antonio Rd, Palo Alto, CA 94303 ("Sun"), and Design Automation Systems, Inc. with its address at 3200 Wilcrest Suite 370, Houston, TX 77042 ("Partner", "Regional Systems Partner" or "National Systems Partner").

The parties agree as follows:

1.   SCOPE OF AGREEMENT
     1.1 Exhibits and Schedules. These Master Terms describe the general terms by which Partner may purchase Products and Services from Sun or from a Sun authorized Master Reseller as set forth in an Exhibit. The specific terms related to the purchase of Equipment, Software and Services are described in the appropriate Product Exhibits or Service Exhibits and Schedules (collectively referred to as "Exhibits"). Each Exhibit and these Master Terms together constitute a separate agreement ("the Agreement"). Exhibits may be added or deleted from time to time by the agreement of the parties, but Partner is only authorized to purchase Products or Services hereunder to the extent that one or more applicable Exhibit(s) is executed and in force.
     1.2 Order of Precedence. The provisions of any Exhibit will take precedence over these Master Terms, to the extent that they are inconsistent.
2.   DEFINITIONS
     2.1 EQUIPMENT means the hardware components (may also be referred to as "hardware") of Product and includes the media on which Software is pre-loaded.
     2.2 PRODUCTS(S) means any Equipment and Software delivered by Sun directly or indirectly to Partner under the Agreement.
     2.3 SERVICES(S) means any consulting, educational and support services provided directly or indirectly to Partner under the Agreement.
     2.4 SOFTWARE means any binary software (and related documentation) provided by Sun directly or indirectly to Partner under the Agreement.
3.   TERM AND TERMINATION
     3.1 Term. These Master Terms commence on the Effective Date and will continue until the expiration or termination of all Exhibits.
           Each Exhibit shall detail the commencement date of the Exhibit ("Exhibit Effective Date").
     3.2 Termination at Will. Either party may terminate these Master Terms for convenience on written notice to the other party in the event that all Exhibits have been terminated or have expired.
     3.3 Termination for Cause. Either party may terminate these Master Terms and any or all Exhibits:
           (a) immediately, by written notice, upon material breach by the other party of the Agreement, if such breach cannot be remedied;
           (b) by written notice, if the other party fails to cure any material remediable breach of the Agreement within thirty (30) days of receipt of written notice of such breach;
           (c) automatically if Partner ceases to do business in the normal course, becomes or is declared insolvent or bankrupt, is the subject of any proceeding relating to the liquidation or insolvency of Partner which is not dismissed within ninety (90) days or makes an assignment for the benefit of its creditors;
           (d) immediately by written notice if Partner undergoes any change in ownership or control (whether by way of voting or contract rights or otherwise) or in its business, which change Sun considers material, in light of the fact that Partner has been appointed by Sun because of its present financial, technical and managerial conditions.
     3.4 Termination by Sun. In addition to the general reasons set forth in Sections 3.2 and 3.3 above, Sun may terminate these Master Terms and any or all Exhibits, immediately by written notice if Partner:
           (a)   breaches any Sun Software license;
           (b)   breaches Section 5 (Confidential

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               Information) of these Master Terms;
          (c) breaches (or Sun reasonably believes Partner will breach) the U.S. Export Administration Regulations, the U.S. Foreign Corrupt Practices Act or similar laws or regulations of any other government; or
          (d) infringes or challenges the validity of any Sun copyright or Sun Trademark (as defined herein).
     3.5 Consequences of Termination or Expiration. Upon any expiration or termination of the Agreement (or all of them), the following will occur:
          (a) all outstanding invoices and amounts owing from Partner to Sun will thereupon become immediately due and payable;
          (b) Sun will have the right of first refusal to repurchase Products in Partner's inventory at the lower of net invoice price or the then fair market value, as may be adjusted for any amounts due but unpaid pursuant to Section 3.5(a). If Sun desires to exercise this right, it will do so by written notice. Except in the case of Sun's termination for material breach, for a period of ninety
               (90) days from the date of termination or expiration, Partner may sell and/or license under the terms of the Agreement any inventory Sun elects not to repurchase;
          (c) Sun will have the right to cancel by written notice all or part of any unfulfilled order previously accepted by Sun. To the extent that Sun does not cancel any such order, the Agreement will continue to apply to such order;
          (d) Partner will immediately return all Sun property under Partner's control (including without limitation all Sun confidential information, schematics, manuals, Software and Sun business plans) and remove, cancel and/or cease to use the Sun Trademarks, any signs or other advertising materials referring to Sun, or Products or Services or to Partner as an authorized reseller of Sun; and
          (e) all of Partner's rights under the Agreement shall immediately cease and Partner shall at no time in the future represent that it is an authorized reseller of Sun or that it is in any way associated with Sun or Products or Services.
     3.6 Survival. Rights and obligations under the Agreement which by their nature should survive, will remain in effect after termination or expiration of the Agreement.
     3.7 No Liability for Termination or Expiration. The right of termination or expiration provided herein is absolute. Each party waives and releases the other from any claim to compensation or indemnity related to the permitted or lawful termination of the business relationship established under the Agreement.
4.   COMMERCIAL TERMS
     4.1 Commercial terms for Partners who purchase Products or Services from a Sun authorized Master Reseller will be determined by Partner's agreement with such Master Reseller. This Section 4.1 applies only to Partners who purchase Products or Services directly from Sun.
          (a) Prices and Taxes. Prices and fees for Products and Services are exclusive of all shipping and insurance charges, and do not include sales tax or any other tax based upon the value of Products and/or Services. Partner is responsible for payment of all such charges and taxes.

          (b) Payments. If Partner satisfies Sun's credit requirements, payment terms are net thirty (30) days from (i) the date of invoice for Products or Services, or (ii) where Partner is purchasing Products, the date of shipment of Products, whichever is the later. Otherwise terms are cash in advance of delivery. Sun in its reasonable commercial judgment may place Partner on credit hold, in which event, Sun will promptly inform Partner and may:
               i) with respect to Product purchases, delay or reschedule Partner orders, and ii) with respect to Services, discontinue delivery upon thirty (30) days' written notice to Partner. Interest will accrue from the date on which payment is due at the lesser of fifteen percent (15%) per annum or the maximum rate permitted by applicable law. Partner will not be required to pay the disputed portion of any invoice, pending resolution of that dispute, provided that written notice of the dispute has been forwarded to Sun in writing within fifteen (15) days of the date of that invoice.

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     4.2  Records and Audits. During the term of the Agreement and for a period of five (5) years thereafter, Partner will maintain accurate records as necessary to verify compliance with the Agreement. Sun may audit these records at any time after reasonable written notice to verify compliance. Sun will conduct this audit through an independent auditor of Sun's choice ("Auditor"). Auditor will be bound to keep confidential the details of the business affairs of Partner and to limit disclosure of the audit results to only the sufficiency of the records, including, whether Partner is in compliance with the terms of the Agreement and the amount, if applicable, of any required additional payment or other payment adjustment. Except as described below, Sun will bear all costs and expenses associated with the exercise of its audit rights. Any errors in payments identified will be corrected by Partner by appropriate adjustment in payment for the quarterly period during which the error is discovered. In the event of an underpayment of more than five percent (5%), Partner will reimburse Sun the amount of the underpayment, the reasonable charges of the Auditor in performing the audit that identified the underpayment, and interest on the overdue amount at the maximum allowable interest rate from the date the obligation accrued.
5.   CONFIDENTIAL INFORMATION
     If either party desires that information provided to the other party under the Agreement be held in confidence, that party will, prior to or at the time of disclosure, identify the information in writing as confidential or proprietary. The recipient may not disclose such confidential or proprietary information, may use it only for purposes specifically contemplated in the Agreement, and must treat it with the same degree of care as it does its own similar information, but with no less than reasonable care. These obligations do not apply to information which:
     a) is or becomes known by recipient without an obligation to maintain its confidentiality; b) is or becomes generally known to the public through no act or omission of recipient; or c) is independently developed by recipient without use of confidential or proprietary information. This section will not affect any other confidential disclosure agreement between the parties.
6.   LIMITED WARRANTIES
     6.1 Product and Service Warranties. Any warranties for Products and Services will be specified in the Exhibit(s).
     6.2  Year 2000 Warranty.
          (a) Sun warrants that specified versions of Products identified on Sun's external Website (url: www.sun.com/y2000/cpl.html) as being Year 2000 compliant ("Listed Products") will not produce errors in the processing of date data related to the year change from December 31, 1999 to January 1, 2000. Date representation, including leap years, will be accurate when Listed Products are used in accordance with their accompanying documentation, provided that all hardware and software products used in combination with Listed Products properly exchange date data with them.
          (b) Versions of Products identified on Sun's external Web site as not yet compliant, but which are scheduled to be made compliant, will become Listed Products when remedial replacement parts, patches, software updates or subsequent releases ("Y2K Fixes") are issued and properly installed.
          (c)  Other Products are not covered by these warranties.
          (d) To the extent that Sun installs Y2K Fixes or performs other Services under the Agreement for Partner, Sun respectively warrants that:
               (i) upon installation of the Y2K Fixes, Products will become Listed Products; and
               (ii) Services performed on Listed Products will not result in them ceasing to be Listed Products.
          (e) Partner's sole and exclusive remedy for Sun's breach of these warranties will be for Sun at its option: (i) to use commercially reasonable efforts to repair Listed Products or provide Y2K Fixes, as the case may be; (ii) to supply functionally equivalent Year 2000 compliant products; or (iii) if (i) and (ii) are commercially unreasonable, to refund to Partner its net book value respectively for non-compliant Listed Products or products for which scheduled Y2K Fixes were not provided.
     6.3 DISCLAIMER OF WARRANTIES. UNLESS SPECIFIED IN THE AGREEMENT, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF

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        MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT,
        ARE DISCLAIMED, EXCEPT TO THE EXTENT THAT SUCH DISCLAIMERS ARE HELD TO BE LEGALLY INVALID.

7.  IMPORT AND EXPORT LAWS
    All Products, Services and technical data delivered under the Agreement are subject to U.S. export control laws and may be subject to export or import regulations in other countries. Partner agrees to comply strictly with all such laws and regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export or import as may be required after delivery to Partner.
8.  NUCLEAR APPLICATIONS
    Partner acknowledges that Products and/or Services are not designed or intended for use in the design, construction, operation or maintenance of any nuclear facility. SUN DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR SUCH USES.
9.  TRADEMARKS
    9.1 Trademarks. "Sun Trademarks" means all names, marks, logos, designs, trade dress and other brand designations used by Sun in connection with Products and Services. Partner may refer to Products and Services by the associated Sun Trademarks provided that such reference is not misleading and complies with Sun's Trademark and Logo Policies. Partner may not remove or alter any Sun Trademarks, nor may it co-logo Products. Partner agrees that any use of Sun Trademarks by Partner will inure to the sole benefit of Sun or its licensors. Partner agrees not to incorporate any Sun Trademarks into Partner's trademarks, service marks, company names, internet addresses, domain names, or any other similar designations.
    9.2 Special Program Logos. Partner may use the special program logo, if any, applicable to Partner's appointment, as established in any Exhibit only: (a) as shown in the artwork provided by Sun; (b) in pre-sale marketing materials and advertising, but not on goods, packaging, product labels, documentation or other materials distributed with Products; (c) in a manner no more prominent than Partner's corporate name and logo; and (d) otherwise in accordance with the then current Sun Trademark and Logo Policies.
    9.3 Use of Partner Information. Sun has the right to disclose and publish Partner's name, address and profile information in connection with Sun's Partner programs.
10. INTELLECTUAL PROPERTY CLAIMS
    Sun will indemnify Partner for its reasonable expenses and will defend or settle at Sun's option and expense any legal proceeding brought against Partner, to the extent that it is based on a claim that Products infringe a trade secret, a trademark, a mask work, a copyright or a patent. Sun will pay all damages and costs awarded by the court which finally determines the case or are incurred in the settlement thereof, provided that Partner: (a) gives written notice of the claim promptly to Sun; (b) give Sun sole control of the defense and settlement of the claim; (c) provides to Sun all available information and assistance; and (d) has not compromised or settled such claim. If any Products or Materials are found to infringe, or in Sun's opinion are likely to be found to infringe, Sun may elect to: (a) obtain for Partner the right to use such Products and/or Materials; (b) replace or modify such Products and/or Materials so that they become non-infringing; or if neither of these alternative is reasonably available, (c) remove such Products and/or Materials and refund Partner's net book value for these Products and/or Materials. Sun has no obligation under this Section 10 for any claim which results from: (a) use of Products and/or Materials in combination with any equipment, software or data not provided by Sun; (b) Sun's compliance with designs or specifications of Partner; (c) modification of Products and/or Materials; or (d) use of an allegedly infringing version of any Products and/or Materials, if the alleged infringement could be avoided by the use of a different version made available to Partner. THIS
    SECTION 10 STATES THE ENTIRE LIABILITY OF SUN AND EXCLUSIVE REMEDIES OF Partner FOR CLAIMS OF INFRINGEMENT.
11. LIMITATION OF LIABILITY
    Except for obligations under Section 10 (Intellectual Property Claims), or
    Section 12 (Indemnity and Insurance) or breach of any applicable license grant, and to the extent not prohibited by applicable law (i) each party's aggregate liability to the other for claims relating to the Agreement, whether for breach or in tort, including but not limited to negligence, will be limited to the amount paid to Sun for Products, Services, or Materials which are the subject matter of the claims, and (ii) neither party will be liable for any indirect, punitive, special, incidental or consequential damages in connection with or arising out of the Agreement (including loss of business, revenue, profits, use, data or other economic advantage) however it arises, whether for breach or in tort, even if that

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party has been previously advised of the possibility of such damage. LIABILITY
FOR DAMAGES WILL BE LIMITED AND EXCLUDED EVEN IF ANY EXCLUSIVE REMEDY PROVIDED FOR IN THE AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE.

12.  INDEMNITY AND INSURANCE
     Except for claims arising under Section 10 (Intellectual Property Claims), Partner will indemnify Sun and its suppliers from and against all claims, liabilities, damages and costs (including legal fees and costs), relating to (i) Partner's use or distribution of Products and Services under the Agreement or (ii) any acts or omissions of Partner. Partner shall carry liability insurance to protect Sun from all such claims, pay the premiums therefor, and deliver to Sun, upon request, proof of such insurance (which shall require thirty (30) days' written notice to Sun in event of modification or termination).
13.  FORCE MAJEURE
     A party is not liable under the Agreement for non-performance caused by events or conditions beyond that party's control, if the party makes reasonable efforts to perform. This provision does not relieve either party of its obligations to make payments then owing.
14.  WAIVER OR DELAY
     Any express waiver or failure to exercise promptly any right under the Agreement will not create a continuing waiver or any expectation of non-enforcement.
15.  ASSIGNMENTS
     Neither party may assign or otherwise transfer any of its rights or obligations under the Agreement, without the prior written consent of the other party, except that Sun may assign its right to payment, assign the Agreement to an affiliated company, or subcontract the delivery of Services or Products. If Sun elects to subcontract Service or Product delivery, Sun will remain primarily responsible for delivery.
16.  RELATIONSHIP OF THE PARTIES
     An Agreement is not intended to create a relationship such as a partnership, franchise, joint venture, agency, or fiduciary or employment relationship. Neither party may act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other party.
17.  NOTICES
     All written notices required by the Agreement must be delivered in person or by means evidenced by a delivery receipt or via email or website and will be effective upon receipt.
18.  SEVERABILITY
     If any provision of the Agreement is held invalid by any law or regulation of any government or by any court or arbitrator, such invalidity will not affect the enforceability of any other provisions.
19.  GOVERNING LAW
     Disputes which cannot be settled amicably will be governed by the laws of California and controlling US Federal law. Choice of law rules of any jurisdiction and the United Nations Convention on Contracts for the International Sale of Goods will not apply.
20.  ENTIRE AGREEMENT
     20.1 An Agreement (which includes the applicable Exhibit) is the parties' entire agreement relating to its subject matter. It cancels and supersedes all prior or contemporaneous oral or written communications, proposals, conditions, representations and warranties and prevails over any conflicting or additional terms of any quote, order, acknowledgment, or other communication between the parties relating to its subject matter.
     20.2 No modification to the Agreement will be binding, unless in writing and signed by an authorized representative of each party.
     20.3 The provisions of this Agreement are not altered by the terms and conditions of any other agreement Partner may have with Sun.
21.  SURVIVAL
     Rights and obligations under this Agreement which by their nature should survive, will remain in effect after termination or expiration.

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IN WITNESS WHEREOF, THE DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES HAVE
EXECUTED THESE MASTER TERMS AS OF THE EFFECTIVE DATE.

SUN MICROSYSTEMS, INC.                          PARTNER


By:                                             By:
   ---------------------------------               -----------------------------
Name:                                           Name:
     -------------------------------                 ---------------------------
Title:                                          Title:
      ------------------------------                  --------------------------
Date:                                           Date:
     -------------------------------                 ---------------------------

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[SUN MICROSYSTEMS LOGO]                                    Sun Channel Agreement
                                                           #
                                                            --------------------
                                   EXHIBIT A

                               Software Products

                                   (Partner)

This SMI Software Exhibit ("Software Exhibit") between Sun Microsystems, Inc. and Partner is an attachment to the Master Terms between Sun and Partner and is effective as of the date of execution by Sun ("Exhibit Effective Date"). The Master Terms are an integral part of this Software Exhibit and are incorporated by reference herein.

1.   DEFINITIONS
     1.1 "BCL" means the Sun binary code license contained in Software or related documentation.
     1.2 "Channel Web" means Sun's proprietary software channel information system."
     1.3 "End User" means the entity licensed to use Software under a BCL. If End User is a corporation or other entity, then, for license fee purposes, "End User" includes each individual within such corporation or entity licensed to use Software under the BCL.
     1.4 "Error" means any reproducible failure or Software to perform its intended function or any significant inaccuracy in its related documentation.
     1.5 "Error Correction" means a modification, procedure, patch or routine intended to correct the practical adverse effect of an Error.
     1.6   "Fees" means the fees set forth in the Price List.
     1.7 "Guide" means the Sun Channel Program Guide or Guides relating to Software ordered under this Software Exhibit.
     1.8 "NFR Software" means Software designated on the Channel Web as "not for resale" software.
     1.9 "Price List" means the applicable Sun Price List current at the time of execution of this Software Exhibit and any subsequent price changes made by Sun under Section 3.4 of this Software Exhibit.
     1.10 "Software", in addition to the definition in the Master Terms, includes Error Corrections, Upgrades, NFR Software and Subscription Kits.
     1.11 "Software Release" means a release of Software that is designated by Sun in its sole discretion by a change in the digit(s) to the left of the decimal point in the Software version number [(x).x.x].
     1.12 "Subscription Kit" means tangible or electronically downloadable materials designated in the Price List as a Sun Software Subscription Program Product and delivered in kit form.
     1.13  "Territory" means the countries or geographic regions identified in
           Schedule 1 to this Software Exhibit.
           ----------
     1.14 "Update" means a release of a Software that is designated by Sun in its sole discretion by a change in the digit(s) to the right of the tenths digit in the Software version number [x.x.(x)].
     1.15 "Upgrade" means Updates, Version Releases, or Software Releases that Sun makes generally commercially available.
     1.16 "Version Release" means a release of a Software that is designated by Sun in its sole discretion by a change in the tenths digit in the Software version number [x.(x).x].
2.   APPOINTMENT OF PARTNER
     2.1 Appointment. Sun appoints Partner as a nonexclusive "Authorized Software Enterprise Partner" and grants Partner the nonexclusive and nontransferable right to distribute Software to End Users in the Territory. Sun will segregate Software into product specialty categories and provide Partner with written notice of these categories. Certain Software, as identified in the Guide, may only be purchased from Sun Authorized Distributors. Partner will not advertise, sell, lease or ship Software outside the Territory without Sun's prior written consent. Partner may not open Software prior to delivery to End Users.
     2.2 Guide. The Guide sets forth additional terms and information concerning special promotions and programs relating to the Sun Software Channel Program. Partner may participate in these promotions and programs, provided that Partner is in compliance with its other obligations under the Agreement, and any other agreement with Sun or its affiliated companies, including payment and reporting obligations. Sun has the right to change the Guide at any time without notice. Changes to the Guide may be provided via the Channel Web and Partner agrees to be bound by these changes. For Partners who do not have regular access to the internet and Channel Web, printed copies of changes to the Guide will be provided by Sun upon written request.
     2.3 Obligations. Partner agrees to: (a) actively market and support Software; (b) follow up on any leads provided by Sun (which will be considered Sun Confidential Information); (c) ensure that the marketing and support efforts for Software are conducted by identified and trained personnel within Partner who have knowledge of Software and meet the training requirements in the Guide; (d) provide Sun on a quarterly basis with a relationship planning document as described in the Guide; and (e) not misrepresent Software or make any representation or warranty inconsistent with the Master Terms, this Software Exhibit or a BCL.
3.   COMMERCIAL TERMS
     3.1 Direct Purchases Only. Commercial terms for Partners who purchase Software from a Sun Authorized Distributor will be determined in Partner's agreement with such Distributor. This Section 3 applies only to Partners purchase of Software directly from Sun.
     3.2 Reporting. Partner will provide to Sun a written point-of-sale report by the fifth (5/th/) working day of each month that includes the name and address of each End User, dollar volume, type and quantity of Software distributed and other information described in the Guide. Partner acknowledges that it will not receive marketing funds unless it has met all











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                                                           Sun Channel Agreement
                                                     Exhibit A Software Products


          point-of-sale requirements. In addition, on the first business day of each calendar quarter, Partner will provide Sun a rolling six (6) month non-binding forecast of Partner's annual projected shipments for each Software distributed under this Agreement. With each forecast, Partner will also provide a completed relationship management document as described in the Guide. Upon request, Partner will provide Sun with audited financial statements.
     3.3 Returns. Commencing on the Exhibit Effective Date, on a quarterly basis Partner may request to return for credit, a quantity of Software (other than NFR Software) the net Fees for which will not exceed ten percent (10%) of the cumulative net Fees for Software shipped to Partner during the immediately preceding quarter. Before returning any Software, Partner must obtain from Sun a "Return Material Authorization" (RMA). Partner must place an offsetting order with Sun for Software of dollar value at least equal to any credit issued hereunder. No more than one percent (1%) of all returned Software may be in opened packages. Partner may not deduct the amount of any credit from outstanding invoices. Partner will be responsible for paying all freight and shipping charges for Software returned under this Section
          3.3. Stock rotation is not available for discontinued Software.
     3.4 Payments. For all Software purchased under this Software Exhibit, Partner will pay Sun an amount equal to the Fee, less the applicable discount set forth in Schedule 1.
     3.5 Price Changes. Sun reserves the right to change the Price List, discounts and Fees for any Software at any time without approval of Partner. Changes which result in a decrease in Fees will take effect immediately upon announcement. In the event of a change which increases Fees, Sun will provide Partner with thirty (30) days prior written notice. If, during the term of this Software Exhibit, Sun decreases the Fee for any Software, Partner will be entitled to a credit toward new orders for any Software placed within thirty (30) days after announcement by Sun. This credit will be equal to the difference between the new Fee and the Fee paid by Partner less any previous credits provided, for the affected Software multiplied by the quantity of that Software in Partner's inventory as of the date of the announcement. In order to claim this credit, Partner must, within thirty (30) days of announcement of a change which decreases Fees, supply Sun with a written report including: (a) the identification of all affected Software which were in Partner's inventory immediately prior to announcement of the decrease; (b) the net Fee for this Software before and after the decrease and (c) other information as Sun may reasonably request. Sun will issue the credit to Partner within sixty (60) days from the date Sun receives the report. All orders for Software scheduled for shipment or in transit to Partner at the time of the announcement will be adjusted to the decreased Fee.
     3.6 Delivery and Title. Software purchase orders will be submitted to Sun by Partner under the terms of this Software Exhibit and subject to a minimum of Five Thousand Dollars ($5,000) per order. Sun will deliver Software Ex Works, Sun facilities. Partner assumes all risk of loss or damage upon delivery of Software. Partner acknowledges that it does not take title to Software, with the exception of media and printed materials, but rather licenses Software under the terms of this Agreement.
     3.7 Updates, Version Releases and Software Releases. Fees are for the Software releases current as of the Effective Date. Except as provided in Section 4 of this Software Exhibit, Updates, Version Releases and Software Releases may require additional payment and be subject to additional terms. Sun may, without Partner's approval and without incurring any liability to Partner, modify Software or discontinue its manufacture, sale or support upon thirty (30) days prior written notice to Partner.
4    UPGRADES AND OBSOLESCENCE
     4.1 Direct Purchases Only. This Section 4 applies only to Partner's purchase of Software directly from Sun.
     4.2 Upgrades. Subject to the terms below, Partner may upgrade unopened Software in its inventory before the date Sun commences shipment of a new Upgrade ("Commencement Date").
          (a) Updates from the immediately proceeding Update version will be provided to a Partner at no charge.
          (b) Upgrades to a Version Release or Software Release from the immediately preceding Version Release or Software Release will be provided to Partner at no charge unless Sun increases its Fees for the new release. If Sun increases its Fees, the new release will be made available to Partner at the incremental price difference between the original Fee paid by Partner and the Fee for the new release.
          (c) To receive Upgrades under this Section 4, Partner must provide Sun with a written request for the Upgrade, obtain an RMA and return to Sun all Software to be upgraded. Partner will pay all shipping charges for returned Software and Upgrades ordered under this Section 4. Sun will credit Partner with the total amount Partner paid for the returned Software if the return is accompanied by a firm order for the immediate delivery of Upgrades whose total payment amount at least equals that of the returned Software. Partner is limited to two (2) upgrade requests for each Update, Version Release and Software Release. The first request must be received by Sun within thirty (30) days of the Commencement Date and the second request within ninety (90) days of the Commencement Date. If Partner fails to make the requests within the time frame described, Partner will no longer have the right to upgrade Software under this Section 4.
          (d) For a period of ninety (90) days after Sun discontinues offering Software, Partner will have the right, shipping prepaid and retaining all risk of loss, to return the unopened discontinued Software to Sun. Sun will credit Partner with the total amount Partner paid for the discontinued Software if the return is accompanied by a firm order for the immediate delivery of other Software whose total payment amount at least equals that of the returned Software.
5.   SUBSCRIPTION KITS
     5.1 Distribution of Subscription Kits. Sun grants to Partner a non-transferable, nonexclusive, limited license to distribute Subscription Kits within the Territory. "Subscription Kit" means tangible or electronically downloadable materials for Licensed Products designated in the applicable Sun price list as a Sun Software Subscription products and delivered in a kit form. Subscription Kits contain (i) a

                                                           Sun Channel Agreement
                                                     Exhibit A Software Products

           certificate for the Sun Software Subscription services entitling an End User to receive drop-shipments of upgrades for Licensed Products directly from Sun; (ii) Sun Software Subscription services program terms; (iii) End User registration and acceptance forms to be completed and returned to Sun; and (iv) marketing collateral.
     5.2 Restrictions. Partner may not open any Subscription Kit prior to delivery to End Users. Partner may not sell or distribute Subscription Kits unless the End User has first provided satisfactory proof of its license for the most current version of the Licensed Products. Proof of End User's current license will be satisfied by the End User showing Partner copies of its license or install disk, cover page of the install disk manual or other form of proof satisfactory to Sun that End User is licensed to the current version level. Subscription Kits may be purchased only from Authorized Distributors or Sun.
     5.3 Returns. In the event an End User does not accept the terms provided in the Subscription Kit and elects within fifteen (15) days of purchase to return the Subscription Kit to Partner, Partner must accept return of the Subscription Kit and refund the fees paid by End User. Partner may return, shipping prepaid, to the Authorized Distributor from which the Subscription Kit was purchased, the Subscription Kit returned by the End User for a refund of the fees paid by Partner, provided, however, that: (i) the Subscription Kit was properly returned to Partner by the End User within fifteen (15) days of its purchase; and (ii) Partner requests and has received a Return Material Authorization ("RMA") number from the Authorized Distributor within five (5) business days of the Subscription Kit's return by the End User to Partner.
     5.4 Other Programs. Any additional subscription offerings and requirements are set forth in the Guide.
6.   NOT FOR RESALE SOFTWARE
     6.1 Purchase. As part of the Sun Software Channel Program, Partner may obtain not-for-resale copies of Licensed Products ("NFR Software"). Licensed Products available as NFR Software are designated on the Channel Web and may be ordered only from Authorized Distributors and Sun. Partner may use no more than one (1) copy of each NFR Software at each Partner business location. Each location at which NFR Software is used must be staffed with Partner employees who have met all applicable training, testing and authorization requirements set forth in the Guide.
     6.2 Labeling and Use. NFR Software must at all times be clearly labeled "Not For Resale Software" and may be used only for purposes of internal staff training, pre-sales support, Partner demonstrations and Sun approved marketing.
     6.3   Destruction of NFR Software. Partner must destroy all NFR Software:
           (i) upon notice that the NFR Software has been discontinued or is available as a new revision release or (ii) if it is no longer being used on a regular basis by Partner for the purposes described in
           Section 6. To obtain new revision releases of NFR Software, Partner must provide Authorized Distributor or Sun with written certification that the NFR Software has been destroyed.
     6.4 Restrictions. Partner may not use the NFR Software for development of software programs; nor copy, resell or distribute the NFR Software to any third party. In addition to this Section 6, Partner's use of NFR Software is further subject to the terms of the BCL which accompanies the software.
7.   SUPPORT
           During the term of this Agreement, Partner will provide prospective End Users with complete pre-sale support, and End Users with post-sale support as provided in the Guide.
8.   SUN SOFTWARE CHANNEL PROGRAM WEB SITE
      Subject to the following, Sun will provide Partner with an account login, password and the site URL for the Channel Web.
           8.1 Use of Web Contents. Title to and ownership in all products, Including software products, documents and other program information contained in the Channel Web ("Web Contents") will solely and exclusively be and remain in Sun and its licensors. Partner may use Web Contents only for: (a) its internal evaluation purposes and (b) at its primary business facility. If the software products accessed as part of Web Contents contain third party code, Partner's use of the products may be subject to additional terms. Partner is not authorized to make any modifications or revisions to Web Contents nor distribute Web Contents to any third party. Partner will indemnify Sun from all liability, expense, and damage of any type arising from Partner's violation of this Section 8.1.
           8.2 No Support for Web Contents. Partner acknowledges that Sun is not obligated to make any of Web Contents available as a final Sun product. Sun retains the right to make any modifications or changes to Web Contents at any time without prior notice to Partner. Web Contents are provided strictly on an "AS IS" basis. Partner acknowledges that no support will be provided by Sun for the software product(s) contained in the Web Contents.
9.   WARRANTIES AND DISCLAIMER
      Sun warrants that for a period of ninety (90) days from Partner's receipt of Software provided under this Software Exhibit, the media on which the Software is furnished will be free of defects in materials and workmanship under normal use. Partner's exclusive remedy and Sun's entire liability under this limited warranty will be for Sun to replace the Software media.
10.  ADDITIONAL LIMITATIONS
      IN NO EVENT WILL ANY ENTITY WORKING WITH SUN ON THE DEVELOPMENT AND SUPPLY OF ANY LICENSED PRODUCT OR PART THEREOF BE LIABLE UNDER THIS AGREEMENT.
11.  TERM AND TERMINATION.
      This Software Exhibit will commence upon the Software Effective Date. Unless earlier terminated as provided in the Master Terms, this Software Exhibit will remain in effect until the date established in the following schedule:

Effective Date                                       Expiration Date
--------------                                       ---------------
                                                     (Of the following year)
                                                     -----------------------
March 1 - August 31                                  August 31
September 1 - February 28                            February 28

                                                           Sun Channel Agreement
                                                     Exhibit A Software Products


--------------------------------------------------------------------------------

IN WITNESS WHEREOF, the parties have authorized their representatives to execute this Software Exhibit effective as of the Effective Date written below.

        SUN MICROSYSTEMS, INC.                          Partner

    By:                                       By:
       ---------------------------------         ------------------------------

  Name:                                     Name:
       ---------------------------------         ------------------------------
              (printed or typed)                       (printed or typed)

 Title:                                    Title:
       ---------------------------------         ------------------------------

Effective Date:                             Date:
               -------------------------         ------------------------------

--------------------------------------------------------------------------------

                                                           Sun Channel Agreement
                                                     Exhibit A Software Products


--------------------------------------------------------------------------------
                                  Schedule I
                              to Software Exhibit
                                   (Partner)



1. Territory: United States



2. Discount: Discount for Software on the Sun-Netscape Alliance Price List shall be thirty-two percent (32%) off the MSRP as noted on such Price List.





--------------------------------------------------------------------------------

[LOGO OF SUN MICROSYSTEMS APPEARS HERE]

                                             SUN PARTNER AGREEMENT #____________

                                   EXHIBIT B
                              EQUIPMENT PRODUCTS

This Sun Equipment Exhibit ("Equipment Exhibit") is effective on February 1, 2000 ("Equipment Exhibit Effective Date") between Sun Microsystems Inc. and Partner, and is an attachment to the Master Terms between Sun and Partner. The Master Terms are an integral part of this Equipment Exhibit and are incorporated by reference.

1.   DEFINITIONS

     A. "Approved buying and selling locations" means those location addresses whose identity is set out in Attachment A.

     B.   "End User" means the entity purchasing Equipment for its own use.

     C.   "Guide" means the Sun Partner Reference Guide.

     D.   "Master Reseller" means a designated Sun Authorized master reseller.

     E. "Price List" means the applicable Sun Price List current at the time of execution of this Equipment Exhibit and any subsequent price changes made by Sun.

     F.   "Sun Funds" means Sun Enterprise Development Funds.

2.   APPOINTMENT OF PARTNER

     A.   Appointment.

          (1) Sun appoints Partner as a non-exclusive Partner ("Partner"). Partner is authorized to purchase available Product directly from Sun or from its designated Master Reseller. Product must be (i) sold, leased or rented (collectively referred to as "sold"); (ii) sold directly to End Users via personal contact, web or directly to End Users via personal contact, web or telesales basis; and
               (iii) installed and supported on a face to face basis at an End User site in the United States ("Authorized Sale"). Partner is permitted to outsource services up to ten percent (10%) of its purchases of Product under this Exhibit B.

          (2) The sale of Products to any entity other than an End User is prohibited. The sale of Products to the Federal Government is prohibited unless Partner executes a Government System (GSI) Agreement. Partner's primary business must at all times be the sale and support of computer systems and related services.

     B. Guide. Sun's Partner's policies are detailed in its Partner Reference Guide located at http://channel.sun.com/US/. Partner represents that it has read the Guide and will comply with all applicable rules and procedures. Sun may modify the Guide from time to time upon thirty
          (30) days' Notice.

3.   SUN FUNDS

     Partner will receive from Sun, Sun Funds on certain sales of Products computed at Sun's list price, excluding Products not purchased for resale and Products that Partner's Master Reseller did not purchase from Sun. Sun may modify this Section upon thirty (30) days' Notice.

4.   BUSINESS PLAN

     Partner has submitted a Business Plan to, and which has been reviewed by, Sun (attached as Attachment B). Partner has represented to Sun that the Business Plan accurately reflects the manner in which it intends to market and support Products. Either party may initiate a review of the accuracy of Partner's Business Plan upon thirty (30) days' notice, provided that Sun shall initiate no more than one review per calendar quarter.

5.   ATTACHMENTS

     The Attachments may be modified only upon the mutual consent of the parties, except that Sun may modify Attachment C (Object Code License) at any time. The current version of each Attachment is hereby incorporated by reference.

6.   PARTNER'S OBLIGATIONS

     A. Sale and Support. Partner shall use its best efforts to promote the sale of Products, and shall purchase and maintain the demonstration equipment identified in the Guide for each authorized selling location. Partner shall provide to each End User, as detailed in the Guide and the Business Plan; (i) complete pre- and post-installation support, including complete installation, training, and continuous technical service and (ii) hardware and software maintenance support. Partner must meet the additional Competency requirements detailed in the Guide prior to selling or installing Products more than 200 miles from an authorized selling location. The sale and direct support of Products must be performed at all times by full-time employees who are Sun trained and Sun certified, including at least one full time Sun dedicated sales representative and one full time, Sun dedicated systems engineer. Training and certification may be secured directly from Sun or from any Sun Authorized training provider. Sun's support options are set out in the Guide. Certification requirements are detailed in the Guide.

     B. Spare Parts. The use of spare parts purchased under the authority granted by this Agreement is strictly limited to (i) resale to an Partner's End User for internal use, or (ii) the service of Products sold and installed by Partner under this Agreement, except that Partner may use such parts to service all of an End User's systems if Partner has sold and installed at least twenty-five percent (25%) of the systems for which service is being provided.

     C. Upgrades. The list price of upgrades is based upon the return to Sun of specified parts from the system(s) being upgraded, as set out in the U.S. Price List. Partner is

    Sun, Sun Microsystems Inc., ("Sun"), and the Sun Logo are trademarks of
      Sun Microsystems, Inc. Products bearing SPARC trademarks are based upon an architecture developed by Sun Microsystems, Inc.

        responsible for assuring that the specified parts are received by Sun within thirty (30) days after shipment of the upgrade to Partner. If the specified parts are not timely received, Master Reseller or Sun will invoice and Partner agrees to pay Master Reseller or Sun (net 30 days) for the non-returned parts, the difference between the list price of the purchased upgrade(s) and the list price of the upgraded system(s) if purchased new.

    D. Partner Documentation Business Records, and Reports. Partner shall furnish to its End Users, at the time of delivery of Products, a sales receipt stating the date of sale, and, if applicable, the serial number of Products sold. Partner shall, during the term of this Agreement and for five (5) years thereafter, keep and maintain complete and accurate business records with respect to its purchase and sale of all Products, including, all documents relating to or exchanged between Partner and its End Users, Master Partner and Sun. Sun may review these records upon request.

        Partner shall provide monthly Productivity Status Reports ("PSRs") to Sun. All PSR reports shall be Java-based PSR reports only, in accordance with the Java-based PSR guidelines beginning at url:http://channel.sun.com/US/policies/newpsrguide.html. Upon the initial failure to timely submit a complete PSR, Sun may cancel Sun Fund accruals and suspend participation in other programs. Any subsequent failure to remedy or timely submit a PSR may result in immediate termination of this Agreement.

    E. Indemnity and Insurance. Partner agrees to indemnify and hold Sun harmless from and against all claims from Partner's End Users or third parties arising out of any acts and/or omissions of Partner or its employees or representatives. Partner shall carry liability insurance to protect Sun from all such claims, pay the premiums therefor, and deliver to Sun, upon request, proof of such insurance (which shall require thirty (30) days' written notice to Sun in event of modification or termination).

    F. Fair Representation. Partner shall display, demonstrate, and represent Products fairly and shall make no representations concerning Sun or its Products which are false, misleading, or inconsistent with those representations set forth in promotional materials, literature and manuals published and supplied by Sun. Partner shall comply with all applicable laws and regulations in performing under this Agreement.

    G. Sun SPARC Only. Except as otherwise provided in writing by Sun, Partner shall not sell, lease, or otherwise deal in any product based on SPARC Architecture, unless such product (i) is a Sun Product or (ii) is a "laptop system". A product is a "laptop system" if it is (i) transportable, (ii) battery operated, (iii) under sixteen (16) pounds total weight including case, and (iv) packaged without a CRT. Partner is not prohibited by this Agreement from selling any product that does not contain the SPARC Architecture.

    H. Partner shall purchase all Sun Products for resale directly from Sun or from its designated Master Reseller unless an exception is granted by Sun in writing. Purchase terms and conditions as may be agreed upon between Partner and designated Master Reseller shall govern the purchase of Products from the Master Reseller. Sun will permit Reseller to change the identity of its designated Master Reseller only once per year, by Notice (which shall include the effective date of the transition), during the thirty (30) days' period prior to each year's Expiration Date.

        No Simultaneous Order. The intention of the parties, and the goal of this Agreement, is that Partner will not issue the same purchase orders for Products from both Sun and Master Reseller with the intention that one order be canceled in favor of the other order. Partner must not issue orders directly to Sun and to a Master Reseller at the same time for the same Products. Failure to comply with this section will be considered a material breach, and may result in immediate termination of the Agreement. This section does not otherwise affect terms and conditions regarding cancellations of, or changes to, orders that may exist in the Agreement or in any agreement with a Master Reseller.

    I. Limited Warranty. Partner must provide a warranty to its End Users at least equivalent to the warranty provided by Sun. Partner agrees to indemnify Sun for any liability or damages caused by Partner's provision of any other warrant.

    J. Failure to comply with any of the foregoing obligations will constitute a material breach of this Agreement.

7.  LIMITED WARRANTY
    7.1 Partner shall arrange for all End users to be notified that they will receive the following warranty ("the Warranty") directly from Sun. This Warranty will be included in Sun product packaging. The duration of the Warranty, applicable response times, start dates and other Warranty details are specified at http://channel.sun.com/service/globalwarranty/ ("the Warranty Web Page") and are applicable as at the date an order is accepted, or at End User's option, the Effective Date of this Agreement. Any subsequent changes to Warranty details specified on the Warranty Web Page will not apply to Products purchased by End Users prior to any change. Partner is responsible for notifying its end users that they will receive the following warranty ("The Warranty") directly from Sun.

    7.2  Subject to 7.1 above, Sun warrants that:
         (a) the Hardware will be free from defects in materials and workmanship.
         (b) The Software will be warranted either according to the warranty set set forth in 7.2 (c) below or the warranty set out at the Warranty Web-Page, whichever is greater, for such software specifically mentioned therein.
         (c) the media on which Software is furnished (if any) will, for a period of ninety (90) days from the date of purchase, as evidenced by a copy of the receipt, be free from defects in materials and workmanship under normal use. Except for the foregoing, software is provided "AS IS".

    7.3 Partner's sole and exclusive remedy and Sun's entire liability for breach of the warranties specified in this Section 7, will be, at Sun's option, the repair, replacement of, or refund of the actual cost paid for the Products (less reasonable wear and

 Sun, Sun Microsystems Inc., ("Sun"), and the Sun Logo are trademarks of Sun
    Microsystems, Inc. Products bearing SPARC trademarks are based upon an architecture developed by Sun Microsystems, Inc.

     tear) and/or to replace the media for Software or refund the associated license fee paid.

     7.4 This Warranty is contingent upon proper treatment and use of the Products and maintenance of a safe and suitable site. No warranty will apply to any Product that has been (i) modified, altered or adapted without Sun's written consent, (ii) maltreated or used in a manner other than in accordance with the Product manual or, (iii) repaired by any third party in a manner which fails to meet Sun's maintenance requirements and quality standards. Product problems attributable to the use of the Products with equipment or software not supplied or expressly approved by Sun are not covered under warranty. Any services provided for Product or problems which are out of warranty will be billed for on a time and materials basis.

8.   COMMERCIAL TERMS FOR PRODUCTS
     Prices and Discounts. For Products on Sun's then current, applicable U.S. Computer Systems Price List, Sun agrees to grant to Partner the following discounts when Partner purchases directly from Sun: thirty-two percent (32%) on Category A Product, twenty-five percent (25%) on Category B Products and seventeen percent (17%) on Category H Products. Such discounts will not apply to those Products which are listed as "non-discountable" in the appropriate price list, nor may they be applied to exceed any listed maximum discount. Such discounts will apply towards purchases of discountable spare parts, but such discounts will not apply to purchases of training, installation (except where included in the purchase price of the Products), consulting, repairs, maintenance work or similar services and source code license fees.

     Orders and Delivery. When Partner purchases direct from Sun, Partner shall submit purchase orders in writing or electronically via Sun's eCommerce site in accordance with the requirements defined on that site. Order acceptance will only be effective upon issuance of Sun's order acknowledgement. Each order must be for a minimum of five hundred dollars ($500.00) Sun will use reasonable efforts to meet target delivery dates identified on the order acknowledgement. Title to Products (except Software) and risk of loss or damage to Products will pass to Partner upon shipment, FOB Sun's Product Delivery Center. Sun reserves the right to make Product substitutions and modifications that do not cause a material adverse effect in overall Product performance.

     Rescheduling and Reconfiguration. Partner may, when purchasing direct from Sun, reschedule or reconfigure all or part of any specific orders once at no charge, as long as a "Change Purchase Order" is received by Sun at least thirty (30) days prior to the scheduled delivery date and the rescheduled delivery date is within sixty (60) days of the original date. If an order is rescheduled or reconfigured at Partner's request on any other basis, or if Sun rescheduled the order because Partner fails to meet an obligation under this Agreement, Sun may charge Partner a restocking fee equal to ten percent (10%) of the list price of the rescheduled or reconfigured portion of the order. If Partner refuses shipment at its requested delivery location, Sun may charge Partner a restocking fee of twenty-five percent (25%) of the list price of the shipment.

9.   ASSIGNMENT OF PURCHASING RIGHTS
     Partner may receive an assignment of purchase rights from an approved third party when the third party receives a purchase order from its end user so that Partner may procure Product for said third party. A separate assignment agreement ("Assignment Agreement") must be signed by Sun, Partner and third party authorized signatories.

10.  TERM AND TERMINATION
     Term. This Agreement shall commence on the Equipment Exhibit Effective Date and shall remain in force until the date established according to the following schedule:
     Effective Date:                    Expiration Date:
                                        (of each following year)
     March 1 - August 31....................August 31
     September 1 - February 28..............February 28

     It shall be automatically renewed on an annual basis thereafter, unless at least thirty (30) days prior to any year's Expiration Date, Sun or Partner tenders Notice of Intention not to renew.

11.  STATUTE OF LIMITATIONS
     No claim or action, regardless of form, arising out of this Agreement may be brought by either party more than two (2) years after the claim or cause of action has arisen, or in the case of non-payment, more than two (2) years from the date payment was due.

12.  GOVERNING LAW
     Any claim or cause of action must be brought solely and exclusively in the courts of the state of California.

IN WITNESS WHEREOF, THE DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED THIS AGREEMENT, AS OF THE DATE FIRST ABOVE WRITTEN

SUN MICROSYSTEMS INC.:                  PARTNER

By:                                     By:
   ---------------------------------       -------------------------------

Name:                                   Name:
     -------------------------------         -----------------------------
            (print or type)                         (print or type)
Title:                                  Title:
      ------------------------------          ----------------------------

Date:                                   Date:
     -------------------------------         -----------------------------

  Sun, Sun Microsystems Inc., ("Sun"), and the Sun Logo are trademarks of Sun
    Microsystems, Inc. Products bearing SPARC trademarks are based upon an architecture developed by Sun Microsystems. Inc.

                                 ATTACHMENT A



                     AUTHORIZED LOCATIONS/MASTER RESELLER

                                 Headquarters





                                MASTER RESELLER

  Sun, Sun Microsystems Inc., ("Sun"), and the Sun Logo are trademarks of Sun
    Microsystems, Inc. Products bearing SPARC trademarks are based upon an architecture developed by Sun Microsystems, Inc.

                                 ATTACHMENT B

                                 BUSINESS PLAN

                                   Attached

  Sun, Sun Microsystems Inc., ("Sun"), and the Sun Logo are trademarks of Sun
    Microsystems, Inc. Products bearing SPARC trademarks are based upon an architecture developed by Sun Microsystems, Inc.

                                 ATTACHMENT C

                         END USER OBJECT CODE LICENSE

SUN IS WILLING TO LICENSE THE OPERATING SYSTEM SOFTWARE TO YOU ONLY UPON THE CONDITION THAT YOU ACCEPT ALL OF THE TERMS CONTAINED IN THIS LICENSE AGREEMENT. READ THE TERMS AND CONDITIONS OF THIS LICENSE CAREFULLY BEFORE USING THE SOFTWARE. BY USING THE SOFTWARE, YOU AGREE TO THE TERMS AND CONDITIONS OF THIS AGREEMENT. IF YOU ARE NOT WILLING TO BE BOUND BY THIS AGREEMENT, YOU ARE NOT AUTHORIZED TO USE THE OPERATING SYSTEM SOFTWARE.

1. License to Use. Customer is granted a non-exclusive and non-transferable license ("License") for the use of the applicable SolarisR(TM) operating system software in machine-readable form, together with accompanying documentation ("Software"), by the number of users and with the class of computer hardware for which the corresponding fee has been paid.

2. License to Develop. In the event that Customer desires to develop software programs which incorporate portions of Software ("Developed Programs"), the following provisions apply, to the extent applicable: Developed Programs are to have an application programming interface that is the same as that of Software; fonts within Software are to remain associated with their toolkit or server, Developed Programs may be used and distributed, but only on computer equipment licensed to utilize Solaris operating system software, unless an additional Developer's License Agreement has been executed by Sun and Customer; Customer is not licensed to develop printing applications or print, unless Customer has secured a valid printing license; and Customer agrees to indemnify, hold harmless and defend Sun from and against any claims or suits, including attorney's fees, which arise or result from distribution or use of Developed Programs.

3. Restrictions. Software is copyrighted and title to all copies is retained by Sun and/or its licensors. Customer shall not make copies of Software, other than a single copy of Software for archival purposes and, if applicable, Customer may, for its internal use only, print the number of copies of on-line documentation for which the applicable fee has been paid, in which event all proprietary rights notices on Software shall be reproduced and applied. Except as specifically authorized in Paragraph 2 above, Customer shall not modify, decompile, disassemble, decrypt, extract, or otherwise reverse engineer Software, except to the extent any of the foregoing limitations are unenforceable under applicable law. Software is not designed or licensed for use in on-line control equipment in hazardous environments such as operation of nuclear facilities, aircraft navigation or control, or direct life support machines.

4. Confidentiality. Software is confidential and proprietary information of Sun and/or its licensors. Customer agrees to take adequate steps to protect Software from unauthorized disclosure or use.

5. Warranty. Sun warrants that the media on which Software is furnished will be free of defects in materials and workmanship under normal use for a period of ninety (90) days from the date of purchase, as evidenced by a copy of the receipt. Otherwise, Software is provided "AS IS," without a warranty of any kind. This warranty extends only to Customer as the original licensee. Customer's exclusive remedy and Sun's entire liability under this warranty will be the correction of defects in media or replacement of the media, or, if correction or replacement is not reasonably achievable by Sun, the refund to Customer of the license fee paid, upon return of Software.

6. Disclaimer of Warranty. EXCEPT AS SPECIFIED IN THIS LICENSE AGREEMENT, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, ARE HEREBY EXCLUDED TO THE EXTENT ALLOWED BY APPLICABLE LAW.

7. Limitation of Liability. IN NO EVENT WILL SUN BE LIABLE FOR ANY LOST REVENUE, PROFIT OR DATA, OR FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTIAL OR PUNITIVE DAMAGES HOWEVER CAUSED AND REGARDLESS OF THEORY OF LIABILITY ARISING OUT OF THE USE OF OR INABILITY TO USE SOFTWARE, EVEN IF SUN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In no event shall Sun's liability to Customer, whether in contract, tort (including negligence), or otherwise, exceed the license fee paid by Customer for Software. The foregoing limitations shall apply even if the above stated warranty fails of its essential purpose.

8. Termination. This License is effective until terminated. Customer may terminate this License at any time by destroying all copies of Software including any documentation. This License will terminate immediately without notice from Sun if Customer fails to comply with any provision of this License. Upon termination, Customer must destroy all copies of Software.

9. Export Regulations. Software, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Customer agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export, re-export, or import Software.

10. U.S. Government Restricted Rights. If Customer is acquiring Software including accompanying documentation on behalf of the U.S. Government, the following provisions apply. If Software is supplied to the Department of Defense ("DOD"), Software is subject to "Restricted Rights," as that term is defined in the DOD Supplement to the Federal Acquisition Regulations ("DFAR") in paragraph 252.227-7013(c)(1). If Software is supplied to any unit or agency of the United States Government other than DOD, the Govenment's rights in Software will be as defined in paragraph 52.227-19(c)(2) of the Federal Acquisition Regulations ("FAR"). Use, duplication, reproduction, or disclosure by the Government is subject to such restrictions or successor provisions. Contractor/Manufacturer is: Sun Microsystems Computer Company, 2550 Garcia Ave., Mountain View, CA 94043.

11. Governing Law. This Agreement is made under, shall be governed by and construed in accordance with the laws of the State of California, U.S.A. excluding its choice of law provisions.

12. Integration. This Agreement is the entire agreement between Customer and Sun relating to Software and: (i) supersedes all prior or contemporaneous oral or written communications, proposals and representations with respect to its subject matter; and (ii) prevails over any conflicting or additional terms of any quote, order, acknowledgement, or similar communication between the parties during the term of this Agreement. No modification to this Agreement will be binding, unless in writing and signed by a duly authorized representative of each party.

*Solaris is a registered trademark                          Part No. 501-3229-10
 of Sun Microsystems, Inc.                                  Rev. A, May 1994
 Sun Microsystems, Inc.

  Sun, Sun Microsystems Inc.,("Sun"), and the Sun Logo are trademarks of Sun
    Microsystems, Inc. Products bearing SPARC trademarks are based upon an architecture developed by Sun Microsystems, Inc.